UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 20, 2008

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 227-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction
     As previously disclosed, on January 4, 2008, Aruba Networks, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”), by and among the Company, Airwave Wireless, Inc., a Delaware corporation (“Airwave”), Aloha Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Gary Hegna, Greg Murphy, Bryan Wargo, Kevin Beals, Paul Gray and, with respect to Article VII, Article VIII and Article IX thereof only, Westbury Equity Partners SBIC, L.P., a Delaware limited liability partnership, Ignition, LLC, a Delaware limited liability company, and Idealab Holdings, L.L.C., a Delaware limited liability company, Robert Headley as shareholder representative, and U.S. Bank National Association as escrow agent. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Airwave will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation as a wholly-owned subsidiary of the Company. A description of the Agreement is contained in the 8-K filed by the Company on January 9, 2008 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     The information contained in the Introduction above is incorporated herein by reference.
     On March 20, 2008, following the satisfaction or waiver of the conditions to closing contained in the Agreement, the Company completed its acquisition of Airwave and merged Airwave with and into Merger Sub (the “Merger”). In connection with the closing of the Merger, the Company issued to the former holders of stock, vested options, and bonus units an aggregate of 1,518,775 shares of Company Common Stock, and approximately $16.4 million in cash, for an aggregate value of approximately $24.4 million dollars, based on the Aruba closing price on March 20, 2008, the closing date of the Merger. The funds used by the Company to complete the acquisition were from cash on hand.
     The Company issued a press release on March 24, 2008 announcing that it had consummated the Merger. The text of the release is set forth in the attached Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Reorganization by and among Aruba Networks, Inc., Aloha Acquisition Corp., AirWave Wireless, Inc. and certain other parties thereto dated January 4, 2008 (which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 9, 2008).

99.1	Press Release dated March 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: March 25, 2008	By:	/s/ Alexa King
Alexa King
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Reorganization by and among Aruba Networks, Inc., Aloha Acquisition Corp. and AirWave Wireless, Inc. dated January 4, 2008 (which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 9, 2008).

99.1	Press Release dated March 24, 2008